UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2010
PHOENIX TECHNOLOGIES LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17111	04-2685985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.07 Submission of Matters to a Vote of Security Holders
On November 19, 2010, Phoenix Technologies Ltd., a Delaware corporation (“Phoenix”), reconvened a special meeting of its stockholders (the “Special Meeting”) previously convened on October 25, 2010 and reconvened on November 5, 2010. The Special Meeting was called to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 17, 2010, by and among Phoenix, Pharaoh Acquisition LLC (formerly known as Pharaoh Acquisition Corp. and referred to herein as “Parent”) and Pharaoh Merger Sub Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), each an affiliate of Marlin Equity Partners, and solely for purposes of providing a guarantee of the obligations of the Parent and Merger Sub, Marlin Equity II, L.P. (“Marlin II”) and Marlin Equity III, L.P. (“Marlin III”), as amended on October 21, 2010 and November 3, 2010 (the “Marlin Merger Agreement”), pursuant to which each share of Phoenix’s common stock outstanding at the effective time of the merger will be converted into the right to receive $4.20 in cash, and Phoenix will become a wholly-owned subsidiary of Parent and indirect subsidiary of Marlin III (the “Merger Proposal”).
Only stockholders of record as of the close of business on September 15, 2010, were entitled to vote at the Special Meeting. At the Special Meeting, 25,643,063 shares of common stock of Phoenix were represented in person or by proxy and entitled to vote, constituting a quorum for the purposes of the vote.
The votes with respect to the Merger Proposal are set forth below.

For	Against	Abstain	Broker Non-Votes
24,782,418	601,064	259,581	N/A
In connection with the Special Meeting, Phoenix also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting to a later date, if necessary, to solicit additional proxies if there were insufficient votes to adopt the Marlin Merger Agreement at the time of the Special Meeting. Action with respect to the adjournment proposal was unnecessary in light of the approval of the Marlin Merger Agreement by Phoenix stockholders as indicated above.
The closing of the merger remains subject to certain closing conditions as specified in the Marlin Merger Agreement. Phoenix expects that the closing of the merger will take place before trading opens on November 23, 2010, assuming satisfaction or waiver of all such conditions to closing.
On November 19, 2010, Phoenix issued a press release announcing the foregoing results of the Special Meeting. Such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward- Looking Statements
This press release contains certain forward-looking statements about Phoenix that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the occurrence of any event, change or other circumstances that could affect the timing and results of stockholder approval of the Marlin merger agreement and the closing of the merger contemplated under the Marlin merger agreement; the outcome of any legal proceedings that have or may be instituted against the Company; the risk that the proposed transaction disrupts current plans and operations; and other risks that are set forth in the “Risk Factors” and other sections of Phoenix’s filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the merger are beyond Phoenix’s ability to control or predict. Phoenix undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
99.1	Press Release dated November 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010	PHOENIX TECHNOLOGIES LTD.
	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary